UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

BrightSpire Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

590 Madison Avenue, 33rd Floor
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (212) 547-2631

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On January 28, 2022, BrightSpire Capital Operating Company, LLC (“BrightSpire OP”) (together with certain subsidiaries of BrightSpire OP from time to time party thereto as borrowers, collectively, the “Borrowers”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the several lenders from time to time party thereto (the “Lenders”), pursuant to which the Lenders agreed to provide a revolving credit facility in the aggregate principal amount of up to $165.0 million, of which up to $25.0 million is available as letters of credit. Loans under the Credit Agreement may be advanced in U.S. dollars and certain foreign currencies, including euros, pounds sterling and swiss francs. The Credit Agreement amends and restates BrightSpire OP’s existing $300.0 million revolving credit facility that was scheduled to mature on February 1, 2022.

The Credit Agreement also includes an option for the Borrowers to increase the maximum available principal amount to up to $300.0 million, subject to one or more new or existing Lenders agreeing to provide such additional loan commitments and satisfaction of other customary conditions.

Advances under the Credit Agreement accrue interest at a per annum rate equal to, at the applicable Borrower’s election, either (x) an adjusted SOFR rate plus a margin of 2.25%, or (y) a base rate equal to the highest of (i) the Wall Street Journal’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) the adjusted SOFR rate plus 1.00%, plus a margin of 1.25%. An unused commitment fee at a rate of 0.25% or 0.35%, per annum, depending on the amount of facility utilization, applies to un-utilized borrowing capacity under the Credit Agreement. Amounts owing under the Credit Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a SOFR rate election is in effect.

The maximum amount available for borrowing at any time under the Credit Agreement is limited to a borrowing base valuation of certain investment assets, with the valuation of such investment assets generally determined according to a percentage of adjusted net book value. As of the date hereof, the borrowing base valuation is sufficient to permit borrowings of up to the entire $165.0 million commitment. If any borrowing is outstanding for more than 180 days after its initial draw, the borrowing base valuation shall be reduced by 50% until all outstanding borrowings are repaid in full. The ability to borrow new amounts under the Credit Agreement terminates on January 31, 2026, at which time BrightSpire OP may, at its election and by written notice to the Administrative Agent, extend the termination date for two (2) additional terms of six (6) months each, subject to the terms and conditions in the Credit Agreement, resulting in a latest termination date of January 31, 2027.

The obligations of the Borrowers under the Credit Agreement are guaranteed pursuant to a Guarantee and Collateral Agreement by substantially all material wholly owned subsidiaries of BrightSpire OP (the “Guarantors”) in favor of the Administrative Agent (the “Guarantee and Collateral Agreement”) and, subject to certain exceptions, secured by a pledge of substantially all equity interests owned by the Borrowers and the Guarantors, as well as by a security interest in deposit accounts of the Borrowers and the Guarantors (as such terms are defined in the Guarantee and Collateral Agreement) in which the proceeds of investment asset distributions are maintained.

The Credit Agreement contains various affirmative and negative covenants, including, among other things, the obligation of the Company to maintain REIT status and be listed on the New York Stock Exchange, and limitations on debt, liens and restricted payments. In addition, the Credit Agreement includes the following financial covenants applicable to BrightSpire OP and its consolidated subsidiaries: (a) minimum consolidated tangible net worth of BrightSpire OP greater than or equal to the sum of (i) $1,112,000,000 and (ii) 70% of the net cash proceeds received by BrightSpire OP from any offering of its common equity after September 30, 2021 and of the net cash proceeds from any offering by the Company of its common equity to the extent such proceeds are contributed to BrightSpire OP, excluding any such proceeds that are contributed to BrightSpire OP within ninety (90) days of receipt and applied to acquire capital stock of BrightSpire OP; (b) BrightSpire OP’s EBITDA plus lease expenses to fixed charges for any period of four (4) consecutive fiscal quarters not less than 1.50 to 1.00; (c) BrightSpire OP’s minimum interest coverage ratio not less than 3.00 to 1.00; and (d) BrightSpire OP’s ratio of consolidated total debt to consolidated total assets must not exceed 0.80 to 1.00. The Credit Agreement also includes customary events of default, including, among other things, failure to make payments when due, breach of covenants or representations, cross default to material indebtedness, material judgment defaults, bankruptcy matters involving any Borrower or any Guarantor and certain change of control events. The occurrence of an event of default will limit the ability of BrightSpire OP and its subsidiaries to make distributions and may result in the termination of the credit facility, acceleration of repayment obligations and the exercise of remedies by the Lenders with respect to the collateral.

The foregoing description of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1
Amended and Restated Credit Agreement, dated as of January 28, 2022, by and among BrightSpire Capital Operating Company, LLC, as a borrower, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2022	BRIGHTSPIRE CAPITAL, INC.

	By:	/s/ David A. Palamé
	Name:	David A. Palamé
	Title:	General Counsel & Secretary